Exhibit 99.1

Meade Instruments Corporation 6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A. (949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

Meade Instruments Corp.	The Piacente Group, Inc.
Paul Ross, CFO	Brandi Piacente
Tel: 949-451-1450	Tel: 212-481-2050
Fax: 949-451-1460	Email: brandi@tpg-ir.com

MEADE INSTRUMENTS ANNOUNCES CASH PROCEEDS OF $8 MILLION
WITH THE DIVESTITURE OF

WEAVER® AND REDFIELD® SPORT OPTICS BRANDS

IRVINE, Calif. – April 21, 2008 – Meade Instruments Corp. (Nasdaq NM: MEAD), a leading designer and manufacturer of optical products, including telescopes, riflescopes, binoculars and microscopes, today announced that it has signed and closed separate agreements to divest its Weaver and Redfield brands to two buyers for cash proceeds of approximately $8 million.  The Company plans to continue in the sports optics business with the Simmons® brand of riflescopes, binoculars and other sports optics.

In connection with these asset sales, the Company also entered into the Fourteenth Amendment to its Amended and Restated Credit Agreement with its primary lender, Bank of America, N.A.

Steve Muellner, President and Chief Executive Officer of Meade, commented, “As part of our strategic review of the Company’s operations, we found an opportunity to recognize great value for these two non-core assets. The sale of these assets, which had only been contributing less than 5% of the Company’s top-line revenue, significantly improves the Company’s liquidity and positions us to continue aggressively with a successful turnaround of the Company and with increased focus on our two core brands Meade and Simmons.  The overall strategic review process is continuing, and the Company will release updated information as appropriate.”

TELECONFERENCE

The Company’s management will host a conference call tomorrow, April 22, 2008 at 12:30 p.m. Eastern Time/ 9:30 a.m. Pacific Time to discuss the sales of these assets and answer questions.  There will be a simultaneous webcast of the conference call.

Interested parties may participate in the conference call by dialing 800-366-7640 (international dial-in 303-262-2211). The live webcast of the conference call may be accessed by visiting the Investor Relations section of the Meade website at http://www.meade.com.

A telephonic replay of the conference call will be available through April 30, 2008 by dialing 800-405-2236  (international dial-in 303-590-3000) and entering passcode 11113223#.  The webcast will be archived on the Company’s website for ninety days.

ABOUT MEADE INSTRUMENTS

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars that address the needs of everyone from the casual observer to the serious sporting or birding observer. Meade also offers a complete line of riflescopes under the Simmons® brand name. The Company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

“Safe-Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain comments and forward-looking statements based on current plans, expectations, events, and financial and industry trends that may affect the Company’s future operating results and financial position.   Such statements involve risks and uncertainties which cannot be predicted or quantified and which may cause future activities and results of operations to differ materially from those discussed above. Such risks and uncertainties include, without limitation: the sufficiency of the Fourteenth Amendment to meet the Company’s liquidity needs; the Company’s ability to execute on its strategic initiatives and turnaround plans; the sufficiency of $8 million to meet the Company’s liquidity requirements; as well as the other risks and uncertainties previously set forth in the Company’s filings with the Securities and Exchange Commission.  For additional information, please refer to the Company’s filings with the Securities and Exchange Commission.

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